UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 2, 2016
AMERICAN CAMPUS COMMUNITIES, INC.
AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP
(Exact name of Registrant as specified in its Charter)

Maryland Maryland	001-32265 333-181102-01	76-0753089 56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill County Blvd., Suite T-200, Austin, Texas 78738
(Address of Principal Executive Offices)     (Zip Code)
Registrant's telephone number, including area code: (512) 732-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Pursuant to the underwriting agreement (the “Underwriting Agreement”), dated February 2, 2016, between American Campus Communities, Inc. (the “Company”), and American Campus Communities Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”), on one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), on the other hand, the Company agreed to issue and sell to the Underwriters 15,600,000 shares of the Company’s common stock, par value of $0.01 per share (the “Common Stock ”), and an additional 2,340,000 shares of Common Stock pursuant to an option granted to the Underwriters.

The Company intends to use the net proceeds to repay its current debt, including a portion of the outstanding balance of its revolving credit facility (the “Credit Facility”), to fund its current development pipeline and potential acquisitions of student housing properties and for general corporate purposes. An affiliate of KeyBanc Capital Markets Inc. is acting as lender, administrative agent, swing line bank and lead arranger under the Credit Facility. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as lender and co-documentation agent under the Credit Facility. Affiliates of certain of the other underwriters are also lenders under the Credit Facility. All of such affiliates will receive a pro rata portion of the net proceeds from the offering of Common Stock contemplated by the Underwriting Agreement used to reduce amounts outstanding under the Credit Facility. The Underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received or will continue to receive customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates. The Underwriters and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit
Number        Title

1.1
Form of Underwriting Agreement, dated February 2, 2016, between American Campus Communities, Inc. and American Campus Communities Operating Partnership LP, on one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets I

nc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, on the other hand.

5.1	Opinion of Dentons US LLP as to the legality of the securities registered

8.1	Opinion of Dentons US LLP as to certain tax matters

23.2	Consent of Dentons US LLP (included in Exhibit 5.1 hereto)

23.3	Consent of Dentons US LLP (included in Exhibit 8.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2016
AMERICAN CAMPUS COMMUNITIES, INC.

By:    /s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

By:	American Campus Communities Holdings LLC, its general partner

By:	American Campus Communities, Inc., its sole member

By:    /s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number    Title

1.1
Form of Underwriting Agreement, dated February 2, 2016, between American Campus Communities, Inc. and American Campus Communities Operating Partnership LP, on one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, on the other hand.

5.1	Opinion of Dentons US LLP as to the legality of the securities registered

8.1	Opinion of Dentons US LLP as to certain tax matters

23.2	Consent of Dentons US LLP (included in Exhibit 5.1 hereto)

23.3	Consent of Dentons US LLP (included in Exhibit 8.1 hereto)